UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2020

Babcock & Wilcox Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Market Street
Akron, Ohio 44305
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	BW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Extension of Term for Chief Executive Officer Agreement
Babcock & Wilcox Enterprises, Inc. (the “Company”) is party to a letter agreement with BRPI Executive Consulting, LLC (“BRPI”) dated November 19, 2018, as amended on April 22, 2020 (the “Executive Services Agreement”). Pursuant to the Executive Services Agreement, BRPI provides the Company with the services of Mr. Kenny Young to serve as the Company’s Chief Executive Officer. The initial term of the Executive Services Agreement was scheduled to expire on November 30, 2020. On November 9, 2020, the Company and BRPI entered into a Second Amendment to the Executive Services Agreement to extend the term of Mr. Young’s services through December 31, 2023, unless terminated by either party with thirty days’ written notice. Except as provided in the preceding sentence, the provisions of the Executive Services Agreement remain unchanged. The foregoing description of the Second Amendment to the Executive Services Agreement is qualified in its entirety by reference to the text of the Second Amendment to the Executive Services Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by this reference.
Transition of Chief Strategy Officer
The Company and Henry Bartoli are parties to an Executive Employment Agreement dated November 19, 2018, as amended on November 7, 2019 and April 22, 2020 (the “Bartoli Employment Agreement”) pursuant to which Mr. Bartoli serves as the Company’s Chief Strategy Officer. The term of the Bartoli Employment Agreement expires on November 19, 2020. On November 5, 2020, the Company and Mr. Bartoli entered into a Third Amendment to the Bartoli Employment Agreement to (1) extend the term of Mr. Bartoli’s employment through December 31, 2020 and (2) provide that the Company and Mr. Bartoli will enter into a consulting agreement (as described below) to provide for Mr. Bartoli’s continued services to the Company following December 31, 2020 in a consulting capacity. Mr. Bartoli’s employment with the Company will end, and Mr. Bartoli will cease serving as the Company’s Chief Strategy Officer, as of December 31, 2020. Except as described in the preceding sentence, the provisions of the Bartoli Employment Agreement remain unchanged. The foregoing description of the Third Amendment to the Bartoli Employment Agreement is qualified in its entirety by reference to the text of the Third Amendment to the Bartoli Employment Agreement, a copy of which is filed as Exhibit 10.2 to this report and incorporated herein by this reference.
On November 5, 2020, The Babcock & Wilcox Company (the “B&W Company”) and Mr. Bartoli entered into a Consultant Agreement to take effect January 1, 2021 (the “Bartoli Consultant Agreement”). Pursuant to the Bartoli Consulting Agreement, Mr. Bartoli will provide consulting services to the B&W Company for a one year term ending December 31, 2021 (or until the completion of services, whichever occurs first), which may be terminated by either party with thirty days’ written notice. As consideration for his consulting services, Mr. Bartoli will receive (1) a $18,750 monthly fee, (2) 50,000 restricted stock units which will vest 50% on June 30, 2021 and 50% on December 31, 2021, subject to Mr. Bartoli’s continued service through the applicable vesting date, (3) an opportunity to earn incentive awards of $50,000 for each specified project booked or completed during 2021 and while Mr. Bartoli is serving as a consultant of the B&W Company, and (4) an additional incentive opportunity based on achievement of certain gross margin targets on one of the specified projects reference in clause (3), up to a maximum incentive opportunity of $250,000 (including $50,000 of the incentive award opportunity referenced in clause (3)) for that specified project. The total incentive opportunity if all specified projects are booked and the maximum gross margin target is achieved on one of the projects is $350,000. The foregoing description of the Bartoli Consulting Agreement is qualified in its entirety by reference to the text of the Bartoli Consulting Agreement, a copy of which is filed as Exhibit 10.3 to this report and incorporated herein by this reference.
Mr. Bartoli will continue to serve as a member of the Company’s Board of Directors and, following December 31, 2020, will be compensated by the Company as a non-employee member of the Board of Directors.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Executive Services Agreement between Babcock & Wilcox Enterprises, Inc. and BRPI Executive Consulting, LLC dated November 9, 2020.

10.2	Third Amendment to Executive Employment Agreement between Babcock & Wilcox Enterprises, Inc. and Henry Bartoli dated November 5, 2020.

10.3*	Consultant Agreement by and between The Babcock & Wilcox Company and Henry Bartoli effective as of January 1, 2021.

* The Company has omitted certain information contained in this exhibit pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and, if publicly disclosed, would likely cause competitive harm to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

Date:	November 10, 2020	By:	/s/ Louis Salamone
Louis Salamone
Executive Vice President, Chief Financial Officer and Chief Accounting Officer